EXHIBIT 4.14


                           AMENDMENT OF LOAN DOCUMENTS

     THIS AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of June 29, 2004, by and between COLOR IMAGING, INC. ("Borrower"), a Delaware corporation, and SOUTHTRUST BANK ("Bank"), an Alabama banking corporation.

                                R E C I T A L S:

     1. Current Circumstances. Borrower is obligated to Bank under an Amended and Restated Revolving Note (the "Note") dated as of June 16, 2003. The Note is issued and outstanding under and pursuant to an Amended and Restated Loan and Security Agreement (the "Loan Agreement") between Borrower and Bank dated as of June 16, 2003, to be effective for all purposes as of July 1, 2003. Borrower and Bank desire to amend the Loan Agreement, the Note and related loan documents to
(a) extend the maturity date of the loan evidenced therein to June 30, 2005, and
(b) to provide for the issuance of certain letters of credit.

          NOW, THEREFORE, Borrower and Bank, intending to be legally bound, agree as follows:

          1. Recitals; Definitions. The foregoing recitals and provisions are true and correct and are hereby incorporated herein by this reference as an integral part hereof. All capitalized terms utilized herein, not defined herein but defined in the Loan Agreement shall have the definitions ascribed thereto in the Loan Agreement.

          2. Maturity Date.

               (a) Loan  Agreement.  The  definition of  "Commitment  Period" in
Section 1.1 of the Agreement is hereby amended by inserting "June 30, 2005" in lieu of "July 1, 2004" therein.

               (b) Note. The Note is hereby amended by inserting "June 30, 2005" in lieu of "July 1, 2004" as the outside Maturity Date in the third (3rd) and fourth (4th) lines of the second (2nd) paragraph thereof.

          3. Letter of Credit.

               (a) New  Definitions.  The following  terms and  definitions  are
hereby   inserted  in  Section  1.1  of  the  Loan  Agreement  in  their  proper alphabetical locations:

                    "Credits -- collectively, all letters of credit now or hereafter issued by Bank for the account of Borrower, together with all renewals thereof and substitutions therefor.

                    "Uniform Customs and Practice -- means the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500," and any subsequent revisions thereof approved by the International Chamber of Commerce.

               (b) Revised Definitions. The definitions of the following terms set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

     "Obligations - the Loan, Borrower's reimbursement and other obligations as to any and all Credits, and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents and all rights Bank may at any time or times have to reimbursement in connection with any letter of credit or guaranty issued for Borrower's benefit."

               (c) Conditions and Requirements. The following provisions are hereby inserted in the Loan Agreement as Section 2.6:

               "2.6 Credits; Security Interest in Collateral. Bank may hereafter, at the request of and for the account of Borrower, issue Credits, subject to and in accordance with the provisions of this Section 2.6. Borrower's reimbursement obligations in regard to all Credits at all times shall be secured by Collateral.

               "(a) Issuance. Upon the request of Borrower from time to time, provided that Borrower shall not be in default under this Agreement, Bank shall issue one or more Credits; provided that (a) the form of the Credit, the transaction in connection with which the Credit is issued and all other matters relating to the Credit shall be satisfactory to Bank in its sole discretion; (b) no Credit shall be issued if, after issuance thereof, the sum of the aggregate amount available to be drawn under all Credits, plus the aggregate amount of any unreimbursed drawings under Credits, would exceed Five Hundred Thousand Dollars ($500,000); (c) no Credit shall be issued if, after issuance thereof, the sum of the aggregate amount available to be drawn under all Credits, plus the aggregate amount of any unreimbursed drawings under Credits, plus the principal amount outstanding under the Loan (excluding Credits) would exceed One Million Five Hundred Thousand Dollars ($1,500,000), (d) no Credit shall have an initial term longer than one year; (e) if any Credit has an expiry date later than the expiration date of the Commitment Period, Borrower shall, not later than the expiration date of the Commitment Period deposit with Bank cash in an amount not less than the face amount of the Credit to be held by Bank, without interest, as additional security for Borrower's reimbursement obligations in regard to the Credit and execute and deliver in regard thereto such documents as Bank shall reasonably require; and (f) Borrower shall pay to Bank annually as invoiced by Bank a fee equal to one percent (1 %) of the sum of the aggregate amount available to be drawn under all Credits, plus the aggregate amount of any unreimbursed drawings under Credits. Bank shall be entitled to reimburse itself from the cash deposit identified in (e) above for any draw made against the Credit. Bank shall return the cash deposit to Borrower upon cancellation of the Credit without any draw having been made thereon, provided that no default exists hereunder. The issuance and negotiation of Credits shall be governed by the Uniform Customs and Practice or such other policies and practices as may be followed by Bank with respect to similar letters of credit at the time.

               "(b) Reimbursement Obligation. Borrower hereby affirms its obligation, and hereby covenants and agrees, to pay Bank, in United States currency, the amount of each drawing under the Credits, together with interest, commissions, all customary charges, and all other disbursements or payments by Bank pursuant to the Credits or this Agreement, such payment to be made on demand with interest at the rate specified below from the date of payment under the Credits to the date of payment by Borrower to Bank. If a drawing is payable in foreign currency, Borrower will pay Bank the equivalent of the amount of such drawing in United States currency, at Bank's then selling rate for cable transfers, to the place of payment or to the place of Bank's settlement of its obligation, as Bank may require. If there is no rate of exchange for effecting such cable transfer, Borrower will pay Bank on demand the amount in United States currency equivalent to Bank's actual cost of settlement, with per annum interest at the interest rate effective in regard to the Loan from time on the amount in United States currency, payable by Borrower from the date of settlement to the date of payment by Borrower. Bank shall be entitled to pay and reimburse itself from the Collateral for any draw made against any Credit and any other charges or interest payable by Borrower hereunder.

               "(c) Indemnity; No Bank Responsibility or Obligation. Borrower agrees to defend, indemnify and hold harmless Bank from and against any and all suits, claims, losses, liabilities, or damages, including reasonable attorneys' fees actually incurred, howsoever arising from or in connection with the Credits. The agreements in this subparagraph "(c)" will survive any payment under or termination of this Agreement. Borrower will pay Bank on demand all charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Bank in connection with the exercise of any right, power, or remedy hereunder, or in the enforcement thereof. Bank shall in no way be responsible for performance by any beneficiary of any of the Credits of such beneficiary's obligations to Borrower, nor for the form, sufficiency, correctness, genuineness, authority of person signing, falsification or legal effect of any documents called for under the Credits if such documents on their face appear to be in order. It is agreed that all directions and correspondence relating to the Credits are to be sent at Borrower's risk and that Bank does not assume any responsibility for any inaccuracy, interruption, error or delay in transmission, or delivery by post, telegraph, cable or courier, or for any inaccuracy of translation. Bank is not and shall not be under any obligation to extend the expiration date of any of the Credits beyond their stated expiry dates, whether by virtue of the execution and delivery of this Agreement or otherwise.

               "(d) Bank Rights. Borrower hereby authorizes Bank to (a) select an advising bank, if any, (b) authorize or restrict negotiation under the Credits and (c) waive any such restriction on negotiation. Bank may honor, as complying with the terms of the Credits, any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under the Credits to draw or issue such drafts or other documents. Bank's rights, powers, and remedies specified herein are cumulative and are in addition to those otherwise created or existing by law or agreement.

               "(e) Default; Remedies. If Bank shall in good faith deem itself insecure at any time, or upon the occurrence of an Event of Default, Bank may, in addition to any other rights and remedies at law, or in equity or under this Agreement, require Borrower to deliver to Bank, to be held and treated as additional Collateral, additional property equal in amount or value to one hundred twenty-five percent (125%) of the Credits, and Borrower shall promptly execute such documentation in regard thereto as Bank shall require.

               "(f) Uniform Customs and Practice; Applicable Law. The Credits are and will be subject to, and performance by Bank and the beneficiaries thereunder are and will be governed by, the Uniform Customs and Practice. Subject to the foregoing provisions, this Agreement is made in Georgia and shall be deemed to be a contract under seal to be governed by and construed in accordance with the laws of the State of Georgia.

               "(g) Obligations Absolute. The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, under all, and notwithstanding any, circumstances whatsoever, including, without limitation, the following:

                    (i) any lack of validity or enforceability of the Credits;

                    (ii) any amendment or waiver of, or any departure from the terms of all or any of, the Credits;

                    (iii) the existence of any claim, set-off, defense or other rights which Borrower may have at any time against any person or entity, whether in connection this Agreement, the Credits or any related or unrelated transaction;

                    (iv) any statement or any other document presented under any of the Credits proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever;

                    (v) payment by Bank under any of the Credits against presentation of a draft or certificate which does not comply with the terms of the Credit, provided such payment shall not have constituted gross negligence or willful misconduct by Bank; and

                    (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided the same shall not have constituted gross negligence or willful misconduct by Bank."

     4. Miscellaneous.

          (a) Loan Documents. From and after the date hereof, all references in the Loan Documents to the Note or the Loan Agreement shall refer to the Note or Loan Agreement, as applicable, as amended by this Amendment.

          (b) Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Loan Agreement, the Note and the Loan Documents as amended hereby and all of Borrower's covenants, duties and liabilities thereunder.

          (c) Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Events of Default have occurred or now exist under the Loan Documents; and execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or company action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.

          (d) Fees and Expenses of Lender. Borrower agrees to pay, as a condition to Lender's agreements set forth herein, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

          (e) Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender and governed by and construed in accordance with the internal laws of the State of Georgia, without regard to conflicts of laws.

          (f) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (g) No Novation, etc. The Loan Documents, as amended hereby, shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Documents as herein modified are hereby affirmed in all respects and shall continue in full force and effect.

          (h) Release. Borrower hereby waives, releases and discharges Lender from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loan Documents and any documents, agreements, dealings, or other matters connected therewith, including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Amendment related to the Loan Documents or such other documents, agreements, dealings or other matters.

          (i) Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

          (j) Costs of Preparation. Borrower shall bear all expenses of the Bank in connection with this Amendment, any Credits, and with the investigation, review and approval of this transaction, the preparation of this Amendment and also in connection with any amendment or modification thereto, and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loan; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any other Loan Document and (iv) all costs, expenses (including fees and expenses of outside consultants).

          (k) Legal Counsel. Borrower acknowledges and agrees that legal counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Agreement (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

          (l) Headings. The headings of the articles, sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          (m) Time of Essence. Time is of the essence of this Amendment.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Borrower and Bank have executed and delivered this Amendment under seal as of the date first above written.

BORROWER:

COLOR IMAGING, INC., a Delaware corporation


By:  /S/ SUELING WANG
    ---------------------------------------------
    Dr. Sue-Ling Wang, President


Attest:  /S/ MORRIS E. VAN ASPEREN
    ---------------------------------------------

Its:     SECRETARY
    ---------------------------------------------
                [CORPORATE SEAL]

BANK:

SOUTHTRUST BANK


By:      /S/ SCOTT M. SMITH
    ---------------------------------------------

Its:     VICE PRESIDENT
    ---------------------------------------------
                 [BANK SEAL]




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